As filed with the Securities and Exchange Commission on
                           November 8, 1996


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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                              FORM 8-K/A
                      Amendment No. 1 to Form 8-K


                        Current Report Pursuant
                     to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):  October 22, 1996


                          WEST COAST BANCORP
        (Exact name of registrant as specified in its charter)


            California                            95-3586860
   (State or other jurisdiction of             (I.R.S. employer
    incorporation or organization)          identification number)


                    Commission file number 0-10897


                     4770 Campus Drive, Suite 250
                 Newport Beach, California 92660-1833
         (Address of principal executive offices and zip code)


  Registrant's telephone number, including area code:  (714) 442-9330


                            Not applicable
     (Former name or former address, if changed since last report)



















                THIS REPORT INCLUDES A TOTAL OF 5 PAGES

West Coast Bancorp and Subsidiaries



Item 4.   Changes in Registrant's Certifying Account.

On October 29, 1996, West Coast Bancorp (the Registrant) filed a Form 8-K which stated that during the two fiscal years ended December 31, 1995 and the subsequent interim period through October 22, 1996, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement. West Coast filed the report on Form 8-K after providing a copy of the disclosure to KPMG Peat Marwick LLP four days earlier. Representatives of KPMG Peat Marwick LLP were unable to provide the Registrant with a copy of their letter stating whether or not the accountant agreed with the statements made by the registrant in time to be included with the filing on October 29, 1996.

On November 5, 1996, the prior engagement partner from KPMG Peat Marwick LLP informed the Registrant that, after discussions held with their headquarters, they believed that the following disclosure must be made:

     "KPMG Peat Marwick LLP disagreed with the Registrant over the accounting principle adopted to account for a contribution of $3.4 million made by the Registrant to its wholly owned subsidiary during January 1995. The
     Registrant treated the contribution as a repayment of management fees and included the amount in earnings of the wholly owned subsidiary during the year ended December 31, 1995. KPMG Peat Marwick LLP believes that the amount should have been treated as a contribution of capital and treated as additional paid-in capital in the books of the wholly owned subsidiary."

The accounting principle in question did not affect the Registrant's consolidated financial statements. Further, although no separate audit of the financial statements of the wholly owned subsidiary was performed for the year ended December 31, 1995, an opinion was received from a qualified independent accountant (not the successor accountant) that concluded that the Registrant's accounting for repayment of management fees was in accordance with generally accepted accounting principles.

The subject matter of the disagreement was discussed among KPMG Peat Marwick LLP and the members of the Audit Committee of the Board of Directors of West Coast Bancorp. West Coast Bancorp has authorized the former accountant to respond fully to the inquiries of the successor accountant concerning the subject matter of the disagreement. Although the Registrant disclosed the disagreement to all of the prospective successor accountants interviewed during the selection process the decision to select Arthur Andersen as the successor accountant was not based on their discussions of the Registrant's accounting treatment of the repayment of management fees.






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West Coast Bancorp and Subsidiaries



Item 7.   Financial Statements and Exhibits

(a)  Exhibits:

     Exhibit 16.  Letter re change in certifying accountants.






















































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West Coast Bancorp and Subsidiaries





                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WEST COAST BANCORP
                              (Registrant)

Date:  November 8, 1996       By  /s/Frank E. Smith
                              -------------------------------------
                              Frank E. Smith, Senior Vice President
                              and Chief Financial Officer










































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EXHIBIT 16

KPMG Peat Marwick LLP (letterhead)
          650 Town Center Drive    Telephone (714) 850-4300
          Suite 1501               Telefax (714) 850-4488
          Costa Mesa, CA 92626

November 8, 1996

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for West Coast Bancorp and, under the date of February 29, 1996, we reported on the consolidated financial statements of West Coast Bancorp and subsidiaries as of and for the years ended December 31, 1995 and 1994. On October 22, 1996, our appointment as principal accountants was terminated. We have read West Coast Bancorp's statements included under Item 4 of its Form 8-K dated October 22, 1996, and as amended by Item 4 of its Form 8-KA dated October 22, 1996 and we agree with such statements, except that we are not in a position to agree or disagree with the following statements:

     "On October 22, 1996 the Board of Directors approved the recommendation by the Audit Committee of the Board of Directors to engage Arthur Andersen LLP as the independent accountants for West Coast Bancorp and its subsidiaries.

     Further, although no separate audit of the financial statements of the wholly owned subsidiary was performed for the year ended December 31, 1995, an opinion was received from a qualified independent accountant (not the successor accountant) that concluded that the Registrant's accounting for repayment of management fees was in accordance with generally accepted accounting principles.

     Although the Registrant disclosed the disagreement to all of the prospective successor accountants interviewed during the selection process the decision to select Arthur Andersen as the successor accountant was not based on their discussions of the Registrant's accounting treatment of the repayment of management fees."

Very truly yours,

/s/ KPMG Peat Marwick LLP
















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